Exhibit 5.1

February 8, 2017
EZCORP, Inc.
2500 Bee Cave Road
Building One, Suite 200
Rollingwood, TX 78746

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to EZCORP, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-4 and the Pre-Effective Amendment No. 1 to Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale from time to time of up to 5,000,000 shares of Class A Non-Voting common stock, par value $0.01 per share, of the Company (the “Class A Common Shares”) in the manner set forth in the Registration Statement.
Before rendering the opinion hereinafter set forth, we examined, reviewed, and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, each as in effect on the date hereof; (ii) certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”) relating to the registration of the Class A Common Shares and related matters; (iii) the Registration Statement; (iv) the Prospectus; and (v) such other certificates, instruments, and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) to the extent any documents purport to constitute agreements of parties other than the Company, such documents constitute valid, binding, and enforceable obligations of such other parties.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 www.velaw.com

February 8, 2017 Page 2

In addition, and for purposes of our opinion, we have assumed that (i) the Registration Statement and any amendment thereto (including Post-Effective Amendments (as defined below)) will have been declared effective by the Commission and will be effective on the date of issuance of any Class A Common Shares; (ii) an appropriate supplement to the Prospectus (each, a “Prospectus Supplement”) or post-effective amendment to the Registration Statement of which the Prospectus is a part (each, a “Post-Effective Amendment”) with respect to the applicable Class A Common Shares being offered thereby will have been prepared and filed with the Commission; and (iii) all Class A Common Shares will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including Post-Effective Amendments), the Prospectus, and any applicable Prospectus Supplement.
Based upon the foregoing examination and in reliance thereon, and subject to (x) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (y) completion of all corporate action to be taken by the Company to duly authorize each proposed issuance of Class A Common Shares, we are of the opinion that the Class A Common Shares, when issued against payment therefor in the manner contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable.
The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is limited in all respects to the laws of the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the relevant federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.